Exhibit 23.3
                                                                    ------------

                       CONSENT OF INDEPENDENT ACCOUNTANTS

            We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated August 9, 1999, except for note 13 which is as at January 28, 2000 relating to the financial statements, which appears in the registration statement on Form S-1/A dated July 13, 2000. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
------------------------------

Chartered Accountants

Calgary, Alberta, Canada

November 21, 2000





NY/312749.2
11/22/00